As filed with the Securities and Exchange Commission on August 3, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STOKE THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47-1144582
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

45 Wiggins Avenue

Bedford, MA 01730

(781)-430-8200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Amended and Restated

2023 Inducement Plan

(Full title of the plan)

Thomas Leggett

Chief Financial Officer

Stoke Therapeutics, Inc.

45 Wiggins Avenue

Bedford, MA 01730

(781)-430-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Robert A. Freedman, Esq.

Amanda Rose, Esq.

Fenwick & West LLP

One Front Street 33rd Floor

San Francisco, California 94111

(415) 875-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Stoke Therapeutics, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 2,000,000 additional shares of Common Stock available for issuance under the Registrant’s 2023 Inducement Plan (the “2023 Inducement Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on April 13, 2023 (Registration No. 333-271237) and July 9, 2025 (Registration No.  333-288584) to the extent not superseded hereby. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on March 16, 2026;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)

the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-38938) filed with the Commission on June 11, 2019 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant, as amended	10-K	001-38938	3.1	3/25/2024

4.2	Restated Bylaws of the Registrant	8-K	001-38938	3.1	2/3/2023

4.3	Form of Registrant’s Common Stock certificate	S-1/A	333-231700	4.1	6/7/2019

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	Amended and Restated 2023 Inducement Plan and forms of award agreements thereunder					X

107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, State of Massachusetts, on this 3rd day of August, 2026.

STOKE THERAPEUTICS, INC.

By:	/s/ Ian F. Smith
Ian F. Smith
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ian F. Smith and Thomas E. Leggett, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated.

Name	Title	Date

/s/ Ian F. Smith Ian F. Smith	Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2026

/s/ Thomas E. Leggett Thomas E. Leggett	Chief Financial Officer (Principal Financial and Accounting Officer)	August 3, 2026

/s/ Jennifer C. Burstein Jennifer C. Burstein	Director	August 3, 2026

/s/ Seth L. Harrison Seth L. Harrison, M.D.	Director	August 3, 2026

/s/ Edward M. Kaye Edward M. Kaye, M.D.	Director	August 3, 2026

/s/ Adrian R. Krainer Adrian R. Krainer, Ph.D.	Director	August 3, 2026

/s/ Arthur A. Levin Arthur A. Levin, Ph.D.	Director	August 3, 2026

/s/ Clare Kahn Clare Kahn, Ph.D.	Director	August 3, 2026

/s/ Julie Anne Smith Julie Anne Smith	Director	August 3, 2026

/s/ Arthur O. Tzianabos Arthur O. Tzianabos, Ph.D.	Director	August 3, 2026